Exhibit 1.1

Oaktree Specialty Lending Corporation

Shares of Common Stock, par value $0.01 per share

Fourth Amendment to the

Equity Distribution Agreement

This Fourth Amendment, dated May 5, 2025 (the “Amendment”), is to that certain Equity Distribution Agreement, dated February 7, 2022, by and among Oaktree Specialty Lending Corporation, a Delaware corporation (the “Company”), Oaktree Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”), and Oaktree Fund Administration, LLC, a Delaware limited liability company (the “Administrator”), on the one hand, and the placement agents party thereto, which as of the date hereof include Keefe, Bruyette & Woods, Inc., Citizens JMP Securities, LLC and Raymond James & Associates, Inc. (each, a “Placement Agent” and collectively, the “Placement Agents”), on the other hand (as amended on February 9, 2023, August 8, 2023 and August 2, 2024, the “Equity Distribution Agreement”).

WHEREAS, the parties desire to add SMBC Nikko Securities America, Inc. as an additional Placement Agent, effective as of the date hereof, modify the definition of certain defined terms set forth in the Equity Distribution Agreement and used therein and to make certain other changes to the Equity Distribution Agreement with effect on and after the date hereof.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby amend the Equity Distribution Agreement and agree as follows:

1. Amendments to the Preamble. The first sentence of the first paragraph of the Preamble of the Equity Distribution Agreement is amended and restated as follows:

Oaktree Specialty Lending Corporation, a Delaware corporation (the “Company”), Oaktree Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”), and Oaktree Fund Administration, LLC, a Delaware limited liability company (the “Administrator”), each confirms its agreement (this “Agreement”) with Keefe, Bruyette & Woods, Inc., Citizens JMP Securities, LLC, Raymond James & Associates, Inc. and SMBC Nikko Securities America, Inc. (each, a “Placement Agent” and collectively, the “Placement Agents”) as follows:

2. Amendments to Section 13. Section 13 of the Equity Distribution Agreement is amended and restated as follows:

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Placement Agents shall be delivered or sent by mail or overnight mail to: Keefe, Bruyette & Woods, Inc. at 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Transaction Management, facsimile: 212-658-6137; Citizens JMP Securities, LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Facsimile: (415) 835-8920, Attention: Equity Securities; Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716, facsimile No. (901) 579-4891 and (727) 567-8750, Attention: Larry M. Herman, Managing Director/Financial Services Investment Banking and Thomas Donegan, General Counsel/Global Equities & Investment Banking; and SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, New York 10172, Attention: Equity Capital Markets, Email:NYECM@smbcnikko-si.com, with a copy to Dechert LLP, 1900 K Street NW, Washington, DC 20006, Attention: Matthew Carter and if to the Company, the Adviser or the Administrator shall be delivered or sent by mail or overnight mail to the Company at 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071, Attention: Secretary, with a copy to Kirkland & Ellis LLP at 1301 Pennsylvania Avenue NW, Washington, DC 20004, Attention: William J. Tuttle, P.C.

3. Amendments to Exhibit A. The first sentence of the first paragraph of the Preamble of Exhibit A to the Equity Distribution Agreement is amended and restated as follows:

Pursuant to the terms and subject to the conditions contained in that certain Equity Distribution Agreement by and among Oaktree Specialty Lending Corporation (the “Company”), Oaktree Fund Advisors, LLC and Oaktree Fund Administration, LLC, and Keefe, Bruyette & Woods, Inc., Citizens JMP Securities, LLC, Raymond James & Associates, Inc. and SMBC Nikko Securities America, Inc. (as in effect from time to time, the “Agreement”), I hereby request on behalf of the Company that [Designated Agent] sell up to [XXX,XXX] shares (the “Placement Securities”) of the Company’s common stock, par value $0.001 per share, at a minimum market price of $[XX.XX] per share.

4. Amendments to Exhibit D-1. The first sentence of the first paragraph of the Preamble of Exhibit D-1 to the Equity Distribution Agreement is amended and restated as follows:

The undersigned, the [Chief Executive Officer][President][Chief Financial Officer][Chief Operating Officer] of Oaktree Specialty Lending Corporation, a Delaware corporation (the “Company”), pursuant to Section 7(n) of the Equity Distribution Agreement, dated as of February 7, 2022 and amended as of February 9, 2023, August 8, 2023, August 2, 2024 and May 5, 2025 (as amended, the “Equity Distribution Agreement”), by and among the Company, Oaktree Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”), and Oaktree Fund Administration, LLC, a Delaware limited liability company (the “Administrator”), and Keefe, Bruyette & Woods, Inc., Citizens JMP Securities, LLC, Raymond James & Associates, Inc. and SMBC Nikko Securities America, Inc. (each, a “Placement Agent” and collectively, “Placement Agents”), providing for the offer and sale by the Company to the Placement Agents of shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $321,049,000, hereby certify that they are authorized to execute this Officers’ Certificate in the name and on behalf of the Company.

5. Consent to Amendment. Each of the Company, the Adviser, and the Administrator and the Placement Agents (including, for the avoidance of doubt, SMBC Nikko Securities America, Inc.) by the execution of this Amendment, hereby consent to the amendments, modifications and supplements to the Equity Distribution Agreement contemplated herein.

6. No Other Amendments. No other amendments to the Equity Distribution Agreement are intended by the parties hereto, are made, or shall be deemed to be made, pursuant to this Amendment, and all provisions of the Equity Distribution Agreement, including all annexes and exhibits thereto, unaffected by this Amendment shall remain in full force and effect.

7. Governing Law. THIS AMENDMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AMENDMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

8. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Equity Distribution Agreement.

9. Counterparts. THIS AMENDMENT MAY BE EXECUTED BY ANYONE OR MORE OF THE PARTIES HERETO IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED TO BE AN ORIGINAL, BUT ALL SUCH COUNTERPARTS SHALL TOGETHER CONSTITUTE ONE AND THE SAME INSTRUMENT. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by each of you, this Agreement and such acceptance hereof shall constitute a binding agreement among each of you, the Company, the Adviser and the Administrator.

[Signature pages to follow]

Very truly yours,
OAKTREE SPECIALTY LENDING CORPORATION

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	Secretary

OAKTREE FUND ADVISORS, LLC By: Oaktree Capital II, L.P. Its: Managing Member

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	Authorized Signatory

By:	/s/ Brett McKeone
Name:	Brett McKeone
Title:	Authorized Signatory

OAKTREE FUND ADMINISTRATION, LLC By: Oaktree Capital Management, L.P. Its: Managing Member

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	Managing Director

By:	/s/ Brett McKeone
Name:	Brett McKeone
Title:	Managing Director

[Signature Page to Fourth Amendment to Equity Distribution Agreement]

Accepted as of the date hereof:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Al Laufenberg
Name:	Al Laufenberg
Title:	Managing Director

CITIZENS JMP SECURITIES, LLC

By:	/s/ Mark Timperman
Name:	Mark Timperman
Title:	Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Larry Herman
Name:	Larry Herman
Title:	Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Name:	Michelle Petropoulos
Title:	Managing Director

[Signature Page to Fourth Amendment to Equity Distribution Agreement]